UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2022

Coupa Software Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37901	20-4429448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1855 S. Grant Street San Mateo, California	94402
(Address of Principal Executive Offices)	(Zip Code)

(650) 931-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	COUP	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 11, 2022, Coupa Software Incorporated (the “Company” or “Coupa”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project CS Parent, LLC, a Delaware limited liability company (“Parent”), and Project CS Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of Thoma Bravo Fund XV, L.P. (“Thoma Bravo”), an investment fund managed by Thoma Bravo, L.P. The transaction includes a significant minority investment from a wholly owned subsidiary of the Abu Dhabi Investment Authority.

The Merger Agreement provides that, among other things and on the terms and subject to the conditions of the Merger Agreement, (1) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, and (2) at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of the Company, par value $0.0001 per share (the “Company Common Stock”) as of immediately prior to the Effective Time (other than (a) any shares of Company Common Stock that are held by Parent or Merger Sub or by the Company or its wholly owned subsidiaries and (b) shares of Company Common Stock that are held by holders who have properly demanded appraisal rights pursuant to, and who have complied with, Section 262 of the General Corporation Law of the State of Delaware) will be converted into the right to receive $81.00 in cash, without interest (the “Merger Consideration”).

The Board of Directors of the Company has unanimously approved the Merger Agreement and the transactions contemplated thereby and resolved to recommend that the Company’s stockholders adopt the Merger Agreement.

Treatment of Company Equity Awards

At the Effective Time, (1) each stock option of the Company (“Company Option”) that is unexercised, vested (or that vests automatically solely as a result of the transaction contemplated by the Merger Agreement) and outstanding as of immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such vested Company Option, multiplied by the number of shares of Company Common Stock for which such vested Company Option has not been exercised as of the Effective Time and (2) each Company Option that is unexercised, unvested and outstanding as of immediately prior to the Effective Time will be canceled and replaced with a right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such unvested Company Option, multiplied by the number of shares of Company Common Stock for which such unvested Company Option has not been exercised as of the Effective Time, which cash amount will continue to vest on substantially the same terms and conditions as applied to the replaced Company Option, subject to the holder’s continued employment. All Company Options with a per share exercise price equal to or greater than the Merger Consideration will be canceled for no consideration.

At the Effective Time, (1) each restrictive stock unit of the Company (“Company RSU”) that is vested (or that vests automatically solely as a result of the Merger) and a portion of each Company RSU that would have vested on or prior to January 31, 2024, in each case, that is outstanding as of immediately prior to the Effective Time, will be canceled and converted into the right to receive a cash payment, without interest and subject to applicable withholding taxes, equal to the number of shares of Company Common Stock subject to such vested or deemed vested Company RSU as of immediately prior to the Effective Time, multiplied by the Merger Consideration and (2) each Company RSU that remains unvested as of immediately prior to the Effective Time will be canceled and replaced with a right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the number of shares of Company Common Stock subject to such unvested Company RSU as of immediately prior to the Effective Time, multiplied by the Merger Consideration, which cash amount will continue to vest on substantially the same terms and conditions as applied to the replaced Company RSU, subject to the holder’s continued employment.

At the Effective Time, each performance-based restricted stock unit of the Company (“Company PSU”), whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be canceled and converted into the right to receive a cash payment, without interest and subject to applicable withholding taxes, equal to the number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time (generally determined based on the greater of target performance and actual performance, with actual performance determined pursuant to the terms of the Company PSU), multiplied by the Merger Consideration. The Company PSUs granted to the Company’s Chief Executive Officer on July 28, 2022 will be canceled for no consideration in accordance with their terms.

Conditions to the Merger

The completion of the Merger is subject to the satisfaction or waiver of certain customary mutual closing conditions, including (1) the adoption of the Merger Agreement by the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock (the “Company Stockholder Approval”), (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain foreign antitrust clearances and (c) the absence of any antitrust law or order by a court or other governmental entity of competent jurisdiction enjoining or otherwise prohibiting consummation of the Merger. The obligation of each party to consummate the Merger is also conditioned on the other party’s representations and warranties being true and correct (subject to certain customary materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement, and the obligation of Parent to consummate the Merger is additionally conditioned on no material adverse effect on the Company having occurred since the execution of the Merger Agreement. The consummation of the Merger is not subject to any financing condition.

Termination

The Merger Agreement contains termination rights for each of the Company and Parent, including, among others, (1) if the consummation of the Merger does not occur on or before September 11, 2023 (subject to extension to December 11, 2023 under specified circumstances),

(2) if the Company Stockholder Approval is not obtained following the meeting of the Company’s stockholders for purposes of obtaining such Company Stockholder Approval and (3) subject to certain conditions, (a) by Parent if the Board of Directors of the Company changes its recommendation in favor of the Merger or (b) by the Company if the Company wishes to terminate the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal (as defined by the Merger Agreement). The Company and Parent may also terminate the Merger Agreement by mutual written consent.

The Company is required to pay Parent a termination fee of $200 million in cash on termination of the Merger Agreement under specified circumstances, including, among others, termination by Parent in the event that the Board of Directors of the Company changes its recommendation in favor of the Merger or termination by the Company to enter into an agreement providing for a Superior Proposal. The Merger Agreement also provides that a reverse termination fee of $435 million will be payable by Parent to the Company under specified circumstances, including, among others, if (1) Parent fails to consummate the Merger following satisfaction or waiver of certain closing conditions and the Company’s irrevocable confirmation that it is ready, willing and able to consummate the closing or (2) the Company terminates the Merger Agreement due to the fact that Parent breaches its obligations under the Merger Agreement such that there is a failure of certain conditions to the Merger and fails to cure such breach. The Merger Agreement also provides that, in certain circumstances, either party may seek to compel the other party to specifically perform its obligations under the Merger Agreement.

Financing

Parent has obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement.

Thoma Bravo has committed to capitalize Parent at the closing of the Merger with equity financing, on the terms and subject to the conditions set forth in an equity commitment letter. In addition, Thoma Bravo has guaranteed payment of the reverse termination fee payable by Parent under certain circumstances, as well as certain indemnification and reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and limited guarantee provided by Thoma Bravo to the Company.

Parent’s debt commitments to finance in part the transactions contemplated by the Merger Agreement include a term loan facility and a revolving credit facility on the terms set forth in a debt commitment letter. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to the satisfaction (or waiver) of customary closing conditions described in the debt commitment letter.

Pursuant to the Merger Agreement, the Company is required to use reasonable best efforts to provide Parent with customary cooperation in connection with the equity financing and the debt financing

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations and warranties of the Company, Parent and Merger Sub, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company, Parent and Merger Sub, including covenants relating to the Company conducting its and its subsidiaries’ business in the ordinary course, preserving its business organizations substantially intact, preserving existing relations with key business partners substantially intact and refraining from taking certain actions without Parent’s consent, subject to certain exceptions. The Company, Parent and Merger Sub also agreed to use their respective reasonable best efforts to cause the Merger to be consummated.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, the Company will be subject to certain restrictions on its ability to solicit certain alternative acquisition proposals from third parties, provide non-public information to third parties and engage in discussions or enter into agreements with third parties regarding certain alternative acquisition proposals, subject to customary exceptions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement and the above description have been included to provide investors with information regarding its terms. They are not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Merger Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Voting Agreement

Also on December 11, 2022, in connection with the execution of the Merger Agreement, the Company’s directors, solely in their capacity as stockholders of the Company, have entered into a voting agreement (the “Voting Agreement”) with Parent and the Company. These stockholders hold, collectively, approximately 2.2% percent of the Company Common Stock. Under the Voting Agreement, the stockholders party thereto have agreed to vote their shares of Company Common Stock in favor of the adoption of the Merger Agreement and certain other matters. The Voting Agreement terminates in certain circumstances, including (1) if the Merger Agreement is terminated or (2) in the event that the Board of Directors of the Company changes its recommendation in favor of the Merger. The Voting Agreements also contain restrictions on transfer of shares of Company Common Stock held by the stockholders party thereto, subject to certain exceptions.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference herein.

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, Coupa will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that Coupa files with the SEC (when available) from the SEC’s website at www.sec.gov and Coupa’s website at investors.coupa.com. In addition, the proxy statement and other documents filed by Coupa with the SEC (when available) may be obtained from Coupa free of charge by directing a request to Coupa’s Investor Relations at ir@coupa.com.

Participants in the Solicitation

Coupa and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from Coupa’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Coupa in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the proxy statement when it is filed with the SEC. You may also find additional information about Coupa’s directors and executive officers in Coupa’s proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2022. You can obtain a free copy of this document from Coupa using the contact information above.

Cautionary Note Regarding Forward-Looking Statements

This current report contains forward-looking statements which involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this current report, including statements regarding the proposed transaction, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this current report and information contained in this current report should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the impact of actions and behaviors of customers, vendors and competitors; technological developments, as well as legal and regulatory rules and processes affecting Coupa’s business; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that Coupa stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Coupa’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Coupa to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally. Further information on factors that could cause actual results to differ materially from the results anticipated by Coupa’s forward-looking statements is included in the reports Coupa has filed or will file with the SEC, including Coupa’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022 and Coupa’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2022. These filings, when available, are available on the investor relations section of the Company’s website at investors.coupa.com or on the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 11, 2022, by and among Project CS Parent, LLC, Project CS Merger Sub, Inc. and Coupa Software Incorporated*

10.1	Voting Agreement, dated as of December 11, 2022, by and among Project CS Parent, LLC, Coupa Software Incorporated and the stockholders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Coupa agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 12, 2022

COUPA SOFTWARE INCORPORATED

By:	/s/ Anthony Tiscornia
	Name:	Anthony Tiscornia
	Title:	Chief Financial Officer (Principal Financial Officer)